As filed with the Securities and Exchange Commission on July 17, 1996

                                                  Registration No. 333-
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT

                                    Under

                        THE SECURITIES ACT OF 1933
                            __________________

                          NIPSCO INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

                                 INDIANA
     (State or other jurisdiction of incorporation or organization)

                               35-1719974
                  (I.R.S. Employer Identification No.)

                           5265 Hohman Avenue
                        Hammond, Indiana  46320

        (Address of principal executive offices) (Zip Code)

                         NIPSCO INDUSTRIES, INC.
                     1994 LONG-TERM INCENTIVE PLAN
                        (Full title of the plan)

Jerry M. Springer                     Richard M. Schumacher, Esq.
NIPSCO Industries, Inc.               NIPSCO Industries, Inc.
5265 Hohman Avenue                    5265 Hohman Avenue
Hammond, Indiana  46320               Hammond, Indiana  46320

                (Name and address, of agents for service)
219-853-5353                          219-647-6239
   (Telephone number, including area code, of agents of service)

                     CALCULATION OF REGISTRATION FEE
===========================================================================
                                     Proposed    Proposed
                                     maximum     maximum
                                     offering    aggregate      Amount of
Title of Securities   Amount to be   price       offering      registration
 to be Registered      registered    per unit    price             fee
- -------------------   ------------   --------   ------------   ------------

Common Shares
without par value
(including associated
preferred share       2,500,000
purchase rights)        shares       $38-7/8*   $97,187,500*     $33,513
===========================================================================
* Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices for the Common Shares of the registrant on July 11, 1996, as reported in the consolidated reporting system.
===========================================================================

       PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and;

         (c) The description of the registrant's Common Shares contained in the registrant's Registration Statement on Form 8-B dated November 25, 1987.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws of the registrant provide for indemnification by the registrant of each of its directors and officers to the fullest extent permitted by law for liability of such director or officer arising by reason of his or her status as a director or officer of the registrant or its subsidiaries. Under the registrant's By-Laws as well as the Indiana Business Corporation Law (the "Indiana BCL"), the registrant is required to indemnify its directors and officers against expenses, judgments, decrees, fines, penalties and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of his or her connection with the registrant, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the registrant, or, with respect to a criminal proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

    The By-Laws of the registrant provide that, except where a director or officer is substantially and finally successful on the merits, the registrant may not indemnify a director or officer (unless ordered by a court) until after a determination has been made that indemnification of the director or officer is permissible because he or she met the applicable standards of conduct. The registrant also may not advance expenses prior to the disposition of an action, suit or proceeding until: (a) the director or officer provides the registrant with a written affirmation of his or her good faith belief that he or she has met the applicable standards of conduct and an undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standards of conduct, and (b) a determination has been made, that, based on the facts then known to those making the determination, the director or officer met the applicable standards of conduct. The determination that a director or officer has met the applicable standards of conduct may be made by a majority vote of a quorum consisting of disinterested directors, a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors (only if a quorum of the board cannot be obtained), special legal counsel or a majority vote of disinterested shareholders.

     As authorized under the registrant's By-Laws and the Indiana BCL, the registrant and its subsidiaries have insurance which insures directors and officers for acts committed as such directors or officers which are determined not to be indemnifiable under the registrant's indemnity provisions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit 5 Opinion Re Legality of Schiff Hardin & Waite
     Exhibit 10 1994 Long-Term Incentive Plan
     Exhibit 23.1 Consent of Arthur Andersen LLP
     Exhibit 23.2 Consent of Schiff Hardin & Waite
     Exhibit 24.1 through 24.8 Powers of Attorney

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, and State of Indiana, on July 17, 1996.

                                      NIPSCO INDUSTRIES, INC.

                                      By:       /s/GARY L. NEALE
                                          ---------------------------
                                          Gary L. Neale, Chairman and
                                                     President


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                      Title                      Date
========================      =======================      =============

/s/GARY L. NEALE              Chairman, President,
- ------------------------      Principal Executive Officer
   Gary L. Neale              and Director

/s/STEPHEN P. ADIK            Executive Vice President and
- ------------------------      Principal Financial Officer
   Stephen P. Adik

/s/JERRY M. SPRINGER          Controller, and Principal
- ------------------------      Accounting Officer
   Jerry M. Springer

  *STEVEN C. BEERING          Director
- ------------------------
   Steven C. Beering

  *ARTHUR J. DECIO            Director                     July 17, 1996
- ------------------------
   Arthur J. Decio

  *ERNESTINE M. RACLIN        Director
- ------------------------
   Ernestine M. Raclin

  *DENIS E. RIBORDY           Director
- ------------------------
   Denis E. Ribordy

  *IAN M. ROLLAND             Director
- ------------------------
   Ian M. Rolland

  *EDMUND A. SCHROER          Director
- ------------------------
   Edmund A. Schroer

  *JOHN W. THOMPSON           Director
- ------------------------
   John W. Thompson

  *ROBERT J. WELSH            Director
- ------------------------
   Robert J. Welsh

*By: /s/JERRY M. SPRINGER
- -----------------------------------
Jerry M. Springer, Attorney in Fact


<PAGE)
                          NIPSCO INDUSTRIES, INC.

                      1994 LONG-TERM INCENTIVE PLAN

                             EXHIBIT INDEX


 Exhibit
Index No.
==========

5       Opinion Re Legality of Schiff Hardin & Waite

10      1994 Long-Term Incentive Plan (incorporated by reference to Exhibit
        10.7 to the NIPSCO Industries, Inc. Annual Report Form 10-K for the year ended December 31, 1994)

23.1    Consent of Arthur Andersen LLP

23.2    Consent of Schiff Hardin & Waite (included in its opinion filed as
        Exhibit 5)

24.1
through
24.8    Powers of Attorney